        EX-5.1



                                 [Letterhead of
                         Foster Pepper & Shefelman PLLC
                          1111 Third Avenue, Suite 3400
                             Seattle, WA 98101-3299]

                                  July 6, 2000

Board of Directors
Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington  98101


Ladies and Gentlemen:

        We have acted as counsel to Washington Mutual, Inc. (the "Company"), in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") relating to the registration of 12,000,000 shares of the Company's common stock, no par value (the "Shares") issuable pursuant to the Washington Mutual Amended and Restated 1994 Stock Option Plan (the "Plan"). We have examined the Registration Statement and such documents and matters as we deem necessary for the purpose of this opinion.

        In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, and (iii) the authenticity of the originals of such latter documents.

        Based on the foregoing, we are of the opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable under the Washington Business Corporations Act.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption entitled "Interests of Named Experts and Counsel."

                                   Very truly yours,


                                   FOSTER PEPPER & SHEFELMAN PLLC


                                   /s/ Robert J. Diercks
                                   ------------------------------
                                   Robert J. Diercks